As filed with the Securities and Exchange Commission on July 19, 1996 Registration No. 333-08469

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT
Under The Securities Act of 1933

Thomas & Betts Corporation
(Exact name of registrant as specirfied in its charter)

Copies to:
ANNE HAMBLIN SCHIAVE, Esq.
McBride Baker & Coles
500 West Madison Street, 40th Floor
Chicago, Illinois 60661

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement. ____

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ____

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ___

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ___
___________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ___

This Registration Statement shall become effective in accordance with Section 8(a) of theSecurities Act of 1933 or the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      THOMAS & BETTS CORPORATION
                             COMMON STOCK
                            357,326 Shares

Thomas & Betts Corporation hereby removes 357,326 shares of its Common Stock from registration under this Registration Statement on Form S-3 (File No. 333-08469).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement No. 333-08469 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on October 24, 1996.

THOMAS & BETTS CORPORATION

By: /S/ JERRY KRONENBERG
    Vice-President-General Counsel

Signature                  Title                            Date

/S/ T. KEVIN DUNNIGAN*     Chairman of the Board,         October 24, 1996
(T. Kevin Dunnigan)        Chief Executive Officer and
                           Director

/S/ CLYDE R.. MOORE*       President, Chief Operating     October 24, 1996
(Clyde R. Moore)           Officer and Director

/S/FRED R. JONES           Vice President - Finance       October 24, 1996
(Fred R. Jones)            and Treasurer (Chief Financial
                           Officer and Principal
                           Accounting Officer)

/S/ JERRY KRONENBERG       Vice President - General       October 24, 1996
(Jerry Kronenberg)         Counsel

/S/ RAYMOND B. CAREY, JR.* Director                       October 24, 1996
(Raymond B. Carey, Jr.)

                           Director
  (Ernest H. Drew)

/S/JEANANNE K. HAUSWALD*   Director                       October 24, 1996
(Jeananne K. Hauswald)

/S/THOMAS W. JONES*        Director                       October 24, 1996
(Thomas W. Jones)

/S/ROBERT A. KENKEL*       Director                       October 24, 1996
(Robert A. Kenkel)

/S/KENNETH R. MASTERSON*   Director                       October 24, 1996
(Kenneth R. Masterson)

/S/J. DAVID PARKINSON*     Director                       October 24, 1996
(J. David Parkinson)

/S/JEAN-PAUL RICHARD*      Director                       October 24, 1996
(Jean-Paul Richard)

/S/IAN M. ROSS*            Director                       October 24, 1996
(Ian M. Ross)

/S/WILLIAM H. WALTRIP*     Director                       October 24, 1996
(William H. Waltrip)

*BY:/S/JERRY KRONENBERG   As attorney-in-fact for the above-named
Jerry Kronenberg          officers and directors pursuant to powers
                          of attorney duly executed by such persons